EXHIBIT 10.53


                                 LEASE AGREEMENT

The TAPEMARK Company ("Owner") and the WTC Industries, Inc. ("Tenant") referred to below hereby agree to the terms and conditions of this Lease as hereinafter set forth.

         I.       Basic Provisions

         1.1      Date of Lease: 03/01/99

         1.2 Tenant Name and Address: WTC Industries, Inc., 150 Marie Avenue East, West St. Paul, MN 55118-4002

         1.3      Premises: 1685 Marthaler Lane, West St. Paul, MN
                  55118-Mezzanine

                  (the "Premises") situated on the real property legally described in attached exhibit A (the Land).

         1.4      Lease Term: 24 months, expiration date February 28, 2001.

         1.5 Rent: WTC Industries, Inc., will lease approximately 5,000 square feet of manufacturing and office space at two TAPEMARK facilities located in West St. Paul, Minnesota as follows:

             DESCRIPTION               LEASE SPACE               LOCATION
             -----------               -----------               --------
         Manufacturing Space      Approx. 3,200 sq. ft.    1685 Marthaler Lane
         Office Space             Approx. 1,800 sq. ft.    150 East Marie Avenue

                  Lease Cost: Owner hereby leases to Tenant the 5,000 square feet of manufacturing and office space @ $7.00/square foot per year for a total lease value of $70,000.00. The Tenant will pay Owner the lease cost of $70,000.00 in the manner identified in Section 3. - Rent in this Lease Agreement.

         1.6 Light manufacturing/assembly - 1685 Marthaler Lane facility. Office space - 150 East Marie Avenue facility.

         1.7 Name and Use. Tenant shall do business on the Premises under the name of: WTC Industries, Inc.

         2. Grant. Owner hereby leases to Tenant, and Tenant hereby leases from Owner, the Premises upon the terms and conditions set forth hereinafter. Taking possession of the Premise by Tenant shall be conclusive evidence as against Tenant that the Premises are in satisfactory conditions on such date of possession.

         3. Rent. Upon execution of this Lease, Tenant shall provide Owner with a Stock Certificate for 23,333 shares of WTC Industries, Inc. Common Stock which will represent the first year lease obligation of $35,000.00. On March 1, 2000, the Tenant shall issue a Stock Certificate for 23,334 shares of WTC Industries, Inc. Common Stock which will represent the second year lease obligation of $35,000.00.

         4. Use of Premises. Tenant shall use the Premises for the purpose stated at all times in Section 1.6 of this Lease, and shall conduct its business at all times in accordance with all applicable federal, state, and local laws, regulations and ordinances. Tenant shall, at its expense, obtain and maintain all necessary permits required for the conduct of Tenant's business on the Premises. Tenant's use of the Premises shall be further subject to any rules and regulations promulgated from time to time by Owner.

         5. Hazardous Waste. Tenants shall not cause or introduce to the property or allowed to be introduced to the property after the effective date of this lease, as a result of any intentional or unintentional act of omission on its part, a releasing, spilling, leaking, pumping, emitting, pouring, seeping, leaching, emptying or dumping of "Toxic Materials." "Hazardous Substance" or "Hazardous Waste" in, on or about the Premises or the Land (the above terms shall have the meaning subscribed to such terms and state or federal statutes and/or regulations promulgated in relation thereto and shall include petroleum, asbestos and agricultural chemicals and pesticides.)

         Tenant, and Tenant's respective successors and assigns, agree to defend, indemnify and hold harmless Owner, its successors and assigns; and in turn the Owner and its successors agree to defend, indemnify and hold harmless the Tenant and the Tenant's respective successors and assigns, from and against any and all claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, cost and expenses of any kind whatsoever, including claims arising out of loss of life, injury to persons, property or business or damage to natural resources arising out of the use or discharge of Toxic Material, Hazardous Substance or Hazardous Waste by Tenant or parties in contractual relationship with Tenant. Tenant acknowledges that its indemnification of Owner and obligations hereunder shall not terminate upon the termination of this Lease.

         Tenant and Tenant's respective successors and assigns, shall bear, pay and discharge when and as the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against Owner described above, shall hold Owner harmless for those judgments or claims, and proceedings and negotiation of any description with any and all person, political subdivisions or government agencies arising out of any of the occurrences set fourth above, and in turn, the Owner shall do the same.

         6. Maintenance; Repairs; Expenses. Tenant shall be responsible for all routine maintenance and repair within their own leased space during the term of this Lease. Owner shall be responsible for the maintenance and repair of all structural components, foundation, and roof of the Premises. Owner shall also be responsible for all plumbing and heating to be in working order at time of possession. The exceptions being: Janitorial will be provided by tenant with TAPEMARK responsible for trash removal. All mechanical, plumbing, and electrical will be done at WTC expense, but first must meet TAPEMARK's approval relative to the contractors, design and conformance to code. All mechanical plumbing and electrical or other work performed in this section of the lease agreement must be of a temporary nature and, if requested by the Owner, removed by the Tenant at Tenant's expense prior to the termination of this lease.

         7. Insurance. Tenant, at its sole cost and expense but for the mutual benefit of Owner and Tenant, shall purchase and keep and maintain in force and effect during the term of the lease, as follows:

a. comprehensive general public liability, products liability, contractual liability, and property damage liability insurance, under policies and with limits of not less than $2,000,000 for personal injury, bodily injury, sickness, disease or death and $2,000,000 for damage or injury to or destruction of property (including the loss of use thereof) for any one occurrence. Tenant's policy or policies shall name Owner and its officers, agents and employees as additional insured.

b. all risks" property insurance, such as a policy to cover Tenant's stock in trade, fixtures, furniture, equipment, and tenant's improvements. Such policy shall contain a replacement cot endorsement and a clause pursuant to which the insurance carrier waives all rights of subrogation against the Landlord with respect to losses payable under such policies.

c. flood insurance; if required.

d. worker's compensation insurance, with coverage according to the requirements of the appropriate worker's compensation statutes.

All of the foregoing insurance policies shall be written on forms and with insurance companies satisfactory to the Owner, shall provide for at least thirty
(30) days' prior written notice to Owner of any cancellation or material modification of such policies, shall be in amounts sufficient to prevent Owner from becoming a co-insurer of any loss thereunder, and shall provide that loss proceeds under any such policies be made payable to Owner.

         8. Indemnification by Tenant. Tenant shall indemnify and hold Owner and its agent and employees harmless from and against any and all claims, actions, liability and expense in connection with loss of life, bodily injury and/or damage occurring on the Premises occasioned by Tenant, its agents, employees, servants, licenses or invites, unless the same be caused wholly or in part by the willful or grossly negligent act or proceeding is brought against the parties indemnified under this Section, Tenant, at its expense, upon receiving notice thereof from Owner, agrees to defend such action or proceeding by counsel reasonably acceptable to Owner. Owner agrees to indemnify Tenant from any act by any person injured outside the Premises not occupied by the Tenant.

         9. Taxes and Assessments. Real estate taxes and special assessments for the Premises due and payable during the Lease Term shall be paid by the Owner.

         10. Utilities. Owner will be responsible for providing general utilities (heating, lighting, air-conditioning, general electrical, water and sewer) and will be provided at Owner's expense. Tenant is responsible for all other utilities included, but not limited to, special electrical, water, gas, phone lines and service, data communications, etc. Tenant must receive Owner's permission to install any utilities or service as defined in this section of the lease agreement. Tenant is solely responsible for the installation charges and disconnect/removal charges upon termination of this lease agreement.

         11. Alterations and Liens. Tenant may not make any alterations or improvements to the Premises (except routine maintenance and repairs as provided in Section 6) without the prior written consent of the Owner. Tenant shall not allow any liens of any kind to attach to the Premises on the Land, including mechanics' liens.

         12. Subordination of Lease. This Lease shall be subordinate to the lien of any present or future mortgage against the Premises and the Land. Upon written request of Owner or the holder of any such mortgage, Tenant shall by appropriate instructment subordinate its rights under this lease to the lien of such mortgage. A refusal by Tenant to execute and deliver any such instrument shall constitute an event of default under this lease.

         13. Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of any mortgage made by Owner covering the Land and the Premises, attorn to the purchaser upon any such foreclosure and recognize such purchaser as owner under this Lease. Upon the request of any interested party, Tenant shall execute, acknowledge and deliver an appropriate instrument evidencing the attornment provided for in this Section. A refusal by Tenant to execute and deliver any such statement shall constitute an event of default under this lease.

         14. Damage to Premises. If the Premises are damaged or destroyed by fire or other casualty insurable under standard "all risks" insurance so as to become partially or totally untenantable, Owner may elect to terminate this lease by giving notice therefore to Tenant within 30 days after such occurrence. If Owner exercises such right, then this Lease shall cease as of the date of such notice and all rent and other charges payable by Tenant shall be adjusted as of the date of the damage. In the event of major damage to the Premises, and the Premises are rendered untenable, the Tenant at their sole option may terminate the Lease after a reasonable time after the event.

         If Owner does not elect to terminate this Lease, then Owner shall repair and restore the Premises with due diligence, and all rent and other charges payable hereunder shall be abated during any period in which such damage materially interferes with the operation of Tenant's business on the Premises.

         Rent abatement shall be Tenant's sole right against Owner by reason of such damage and such abatement shall apply only during the period commencing with such damage and ending when Owner substantially completes its repairs.

         15. Condemnation of Property. If any part of the Premises shall be taken by eminent domain, then the Term of this Lease shall terminate as to the portion of the Premises taken as of the date possession shall be adjusted as of the date of such termination. In the event a partial taking is not so extensive as to render the Premises unsuitable for the business of Tenant, this lease shall continue in effect as to such portion. In the event of any taking of the Premise, Tenant shall not be entitled to any part of the condemnation award, whether paid as compensation for diminution in value to the leasehold or to award. To the extent the amount recoverable by Owner is not diminished thereby, Tenant shall have the right to claim and recover from the condemning authority (but not from Owner) such compensation as may be separately awarded to Tenant in Tenant's own name and right on account on any damage to Tenant's business by reason of such taking.

         16. Default and Remedies. If rent, or any other charge payable by Tenant under this Lease shall be unpaid on the date payment is required, or if Tenant fails to perform any of the other terms, conditions, covenants and obligation of this Lease to be observed and performed by Tenant for more than fifteen (15) days after Owner gives Tenant notice of such default (it being agreed that a default other than the failure to pay money which is of such a character that the cure thereof reasonably requires longer than 15 days shall be deemed cured within said period if Tenant commences a cure within such 15 days and completes the same with due diligence), or if Tenant shall vacate or abandon the Premises (a failure, without Owner's written consent, to operate its business in the Premises for 20 consecutive days or more being conclusively deemed an abandonment), or suffer his Lease to be taken under any writ of exclusion, attachment or other process of law, then Owner shall have the following rights in addition to all its other rights or remedies:

         (a) Owner may, upon notice to Tenant, terminate this Lease and reenter the Premises and take possession of the Premises. No re-entry or taking possession of the Premises by Owner shall be construed as an election on its part to terminate this Lease unless a notice of such intention is given to Tenant (all other demands and notices of forfeiture or other similar notices being hereby expressly waived by Tenant). Upon the service of any such notice of termination, the term of this Lease shall automatically terminate. Should Owner at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorneys fees, and the value at the time of such termination of any rent reserved in this Lease for the remainder of the term over the ten reasonable rental value of the Premises for the remainder of such term, all of which amount shall be immediately due and payable from Tenant to Owner.

         (b) Owner may make such alterations and repairs as it shall determine may be reasonably necessary to relet the Premises and Owner may (but shall not be required to) relet the same or any part thereof upon such terms and conditions as Owner in its sole discretion may deem advisable. Upon any reletting, all rentals received by Owner from such reletting shall be applied as follows: first, to the payment of any indebtedness other than rent or other charges due under this Lease from Tenant to Owner; second, to the payment of any costs and expenses of such reletting, including brokerage fees, attorneys' fees, and costs of such alterations and repairs; and third, to the payment of rent and other charges due and unpaid hereunder. In no event shall Tenant be entitled to receive any surplus of any sums received by Owner on a reletting in excess of the rental and other charges payable hereunder. If such rentals and other charges received from such reletting during any month are less than those to be paid during that month by Tenant shall pay any such deficiency to Owner upon demand.

         17. Surrender of Property. On the last day of the Lease Term or on the earlier termination thereof, Tenant shall peaceably surrender the Premises to Owner in good condition, reasonable wear and tear excepted.

         18. Holding Over. In the event Tenant remains in possession of the Premises after the expiration of the Lease term, Tenant, at Owner's option, without the execution of a new lease, shall be deemed to be occupying the Premises as a tenant from month-to-month at the annual rent for the last year of the Lease Term, subject to all other conditions of this Lease.

         19. General Provisions.

         (a) Entire Agreement. This Lease, and exhibits, constitute the complete agreement between Owner and Tenant concerning the Premises. There are no oral agreements, understandings, promises or representations between Owner and Tenant affecting this Lease. Any prior negotiations and understandings between the parties shall be of no force or effect and shall not be used to interpret this Lease.

         (b) Successors. All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the respective successors and assigns of the parties. No rights, however, shall injure to the benefit of any assignee of Tenant unless the assignment to such assignee has been made in accordance with the provisions of this Lease.

         (c) Governing Law. The laws of Minnesota shall govern this Lease.

         (d) Amendment. Except as otherwise expressly provided herein, no alteration or addition to this Lease shall be biding upon the Owner or Tenant unless reduced to writing and signed by them.

         20. Notices and Payments. Whenever any payment, notice, consent, approval, or authorization is required or permitted under this Lease, the same shall be in writing and shall be sent by hand delivery or by registered or certified mail (return receipt requested), postage prepaid, as follows:

            To Owner:
                             --------------------------------------

                             --------------------------------------

                             --------------------------------------

            To Tenant:
                             --------------------------------------

                             --------------------------------------

                             --------------------------------------

         21. Assignment; Subletting. Tenant may not assign this Lease or sublet the Premises only with the prior written consent of Owner.

         22. Attorneys' Fees. In the event of a default in any of the terms of this Lease, the defaulting party shall pay to the non-defaulting party on demand all attorneys' fees and costs incurred in the enforcement of this Lease.

         23. Additional Items.

23.1 Throughout the term of this lease agreement, Tenant will operate as an independent business occupying a portion of the TAPEMARK Company facilities located at 1685 Marthaler Lane and 150 East Marie Avenue, West St. Paul, MN 55118. All costs associated with operating the WTC Industries, Inc. business at these location will be billed directly to WTC Industries, Inc. In no event, will any costs or charges associated with their business be billed directly to TAPEMARK Company without the written consent of two senior officers of the TAPEMARK Company.

23.2 Manufacturing Space - 1685 Marthaler Lane Facility Mezzanine Area

a. Access to the building will be via Lothenbach lower entrance. Appropriate security access cards will be issued. ($15 initiation fee per card and $15 replacement charge). A twenty-four hour notice is required. TAPEMARK will not be responsible for access of temporary WTC employees (no card access and require escorting by WTC personnel).

b. Working hours will coincide with the TAPEMARK hours unless appropriate arrangements are made and approved.

c. Rest room and cafeteria privileges are granted for the lower level only.

d. No access is allowed to the TAPEMARK mezzanine office or any manufacturing areas except for movement of goods to and from dock and personnel traffic to work areas.

e. Assistance in the movement of materials to and from production area will be provided by TAPEMARK personnel. No TAPEMARK power equipment will be operated by WTC personnel.

f. The shipping dock may be used. However, WTC will use their own documents and postage.

g. Confidentially statements will be required relative to TAPEMARK business.

h. Tenant will abide by all TAPEMARK safety and health requirements.

23.3 Office Space - 150 East Marie Avenue Lower Level Office Space

a. Access to the building will be via the front entrance or the back entrance. TAPEMARK receptionist will greet visitors and call WTC receptionist for notification. The WTC personnel are responsible for coming up to greet their visitors and escorting them to their offices. WTC visitors are required to follow the same security procedures as TAPEMARK visitors, but must sign in as WTC visitors.

b. Working hours will coincide with the TAPEMARK hours for this location unless appropriate arrangements are made and approved with authorized TAPEMARK personnel.

c. WTC employees should use the rest rooms on the lower level - one rest room is under the steps and additional rest rooms are next to the lunch room. The lunch room facilities and equipment is reserved for the use of TAPEMARK personnel between 12:00 Noon and 12:30 p.m.. We would recommend WTC personnel who would like to use the lunch room facilities do so either before 12:00 Noon or after 12:30 p.m. Please leave facilities clean and orderly after each use.

d. WTC employees shall not have access to TAPEMARK facilities other than to the premises which are specifically part of this Lease, unless escorted by authorized TAPEMARK personnel. The primary reason for this restriction is to protect the confidentiality of the information processed by the Corporate office employees located in this facility. One exception to this restriction would be for those WTC employees who have a need to visit the offices of Bob Klas, Sr. and Bob Klas, Jr. as dictated by those individuals.

e. No TAPEMARK power equipment will be operated by WTC personnel.

f. The shipping dock may be used as follows: Incoming materials will be received and distributed by the Warehouse personnel in Building 150. If inspection of incoming goods are required by WTC, WTC should make personnel available to do so when the goods are received. TAPEMARK personnel are only responsible for receiving and moving the goods to the WTC offices. Items maybe shipped out via the Warehouse docks, but the items must be packaged and prepared for shipping by WTC. TAPEMARK will not provide shipping materials and goods may not be shipped out using TAPEMARK's shippers and then be rebilled to WTC. WTC will use their own documents and postage.

g. Confidentiality statements will be required relative to TAPEMARK business.

h. Tenant will abide by all TAPEMARK safety and health requirements.

i. Use of Small and Large Conference Rooms in this facility. WTC is requested to conduct their internal meetings as well as meetings with visitors within their leased office space if at all possible. Use of the TAPEMARK Conference Room facilities is permissible if approved by authorized TAPEMARK personnel. In such instances, approved WTC meetings are to be scheduled through Sue Bjorgum with TAPEMARK located in the front offices of Building 150. TAPEMARK will respect WTC's meeting schedule for either conference room, but must retain the right to preempt any WTC meeting if necessary.

The "Owner" and the "Tenant" hereby execute this Lease on February 28, 1999.

                                        OWNER

                                        By /s/ Robert Klas, Jr.
                                           -------------------------------------
                                        Title President
                                              ----------------------------------


                                        TENANT

                                        By /s/ Greg Jensen
                                           -------------------------------------
                                        Title Chief Financial Officer
                                              ----------------------------------